UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2014

EMPIRE STATE REALTY TRUST, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-36105	37-1645259
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Grand Central Place 60 East 42nd Street New York, New York	10165
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 687-8700

Not Applicable

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On October 7, 2014, Empire State Realty Trust, Inc. (the “Company”) filed with the Securities and Exchange Commission a prospectus supplement to its prospectus dated October 7, 2014, which was included in its automatic shelf registration statement on Form S-3 (File No. 333-199199). The prospectus supplement relates to the possible issuance by the Company of up to 167,463,377 shares of its Class A common stock in exchange for operating partnership units (“OP Units”) of its operating partnership, Empire State Realty OP, L.P. from time to time, if and to the extent that holders of OP Units present such OP Units for redemption, and the Company exercises its right, in its sole and absolute discretion, to issue shares of its Class A common stock in exchange of some or all OP Units presented for redemption. The prospectus supplement also relates to the possible issuance of up to 1,232,183 shares of the Company’s Class A common stock upon conversion of an equal number of shares of its Class B common stock, from time to time, by holders of such Class B common stock pursuant to the terms of the Company’s articles of incorporation.

An opinion of the Company’s counsel, Goodwin Procter LLP, regarding the legality of the shares of common stock covered by the prospectus supplement described above is filed as Exhibit 5.1 hereto and is incorporated herein by reference and into the registration statement and prospectus supplement.

This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

5.1	Opinion of Goodwin Procter LLP regarding the legality of the shares offered

23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPIRE STATE REALTY TRUST, INC. (Registrant)

Date: October 7, 2014	By:	/s/ David A. Karp
	Name:	David A. Karp
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

Exhibit Index

Exhibit No.	Description

5.1	Opinion of Goodwin Procter LLP regarding the legality of the shares offered

23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

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